Amended Schedule A
                                     to the
                Investment Advisory and Administration Agreement
                                     between
                         Heritage Asset Management, Inc.
                                       and
                              Heritage Series Trust

      As compensation pursuant to Paragraph 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

      FOR THE HERITAGE DIVERSIFIED GROWTH FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------


Up to and including $50 million                 1.00%
In excess of $50 million up to and
including $500 million                          0.75%
In excess of $500 million up to
and including $1 billion                        0.70%
In excess of $1 billion                         0.65%

      FOR HERITAGE SMALL CAP STOCK FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

Up to and including $50 million                 1.00%
In excess of $50 million                        0.75%

      FOR HERITAGE GROWTH EQUITY FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

Up to and including $1 billion                  0.75%
In excess of $1 billion                         0.70%

      FOR HERITAGE MID CAP STOCK FUND

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

Up to and including $500 million                0.75%
In excess of $500 million up to
and including $1 billion                        0.70%
In excess of $1 billion                         0.65%


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      FOR THE HERITAGE VALUE EQUITY FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

Up to and including $500 million                0.75%
In excess of $500 million                       0.70%

      FOR THE HERITAGE INTERNATIONAL EQUITY FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

Up to and including $100 million                1.00%
In excess of $100 million up to
and including $1 billion                        0.80%
In excess of $1 billion                         0.70%

      FOR THE HERITAGE CORE EQUITY FUND:

AVERAGE DAILY NET ASSETS        ADVISORY FEES AS A % OF AVERAGE DAILY NET ASSETS
------------------------        ------------------------------------------------

All assets                                0.75%

Supplement Dated November 30, 2004